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                                                                     Exhibit 5.1
                                                                     -----------

                          JONES, DAY, REAVIS & POGUE
                           2300 Trammell Crow Center
                               2001 Ross Avenue
                             Dallas, Texas  75204



                               August 28, 1998


Fairfield Communities, Inc.
11001 Executive Drive
Little Rock, Arkansas  72211


        Re: Registration on Form S-8 of 1,000,000 Shares of Common Stock, par value $0.01 per share, of Fairfield Communities, Inc.
                -------------------------------------------------------------


Ladies and Gentlemen:

     We are acting as counsel to Fairfield Communities, Inc., a Delaware corporation (the "Company"), in connection with the registration pursuant to the Company's Registration Statement on Form S-8 of an additional 1,000,000 shares (the "Shares") of Common Stock, par value $0.01 per share, of the Company issuable upon the exercise of options granted pursuant to the Company's 1997 Stock Option Plan (the "Plan").

     We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion. Based on such examination and on the assumptions set forth below, we are of the opinion that the Shares are duly authorized and, when issued and delivered in accordance with the Plan against payment of the consideration therefor as provided in the Plan and having a value not less than the par value thereof, will be validly issued, fully paid, and nonassessable.

     In rendering the foregoing opinions, (i) we have assumed and have not independently verified (a) that all signatures on all certificates and other documents examined by us are genuine, and that, where any such signature purports to have been made in a corporate, governmental or other capacity, the person who affixed such signature to the certificate or the document had authority to do so, and (b) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies, and (ii) as to certain factual matters, we have relied upon certificates of public officials and of the Company and its officers and have not independently checked or verified the accuracy of the factual statements contained therein. In addition, our examination of matters of law has been limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America, in each case as in effect on the date hereof.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                        Very truly yours,

                                        /s/ Jones, Day, Reavis & Pogue